Exhibit 10.32
BB&T Institutional Services
Custody Agreement
This agreement is made as of the date indicated on the signature page hereof by and between Allied Capital Corporation (Client) and Branch Banking and Trust Company (BB&T). BB&T is hereby authorized and requested to open and maintain a custody account, and to hold therein all cash from time to time deposited with or collected by BB&T for such account, subject to the terms and conditions set forth herein:
Section 1. Responsibility
BB&T shall, with respect to the assests of the Client, have the following responsibilities:

(a)	Custody of cash and securities and the issuing of necessary receipts.

(b)	Collection of income and the remittance of this income as may be directed.

(c)	Collection and reinvestment of principal, provided that BB&T will not make any investments or changes in investments without Client’s prior approval.

(d)	Client shall have sole responsibility for the investment, review, and management of all Property held in this Account. BB&T shall make or settle all purchases, sales, exchanges, investments and reinvestments of the Property held in this account only upon receipt of, and pursuant to, Client’s instructions. BB&T shall have no duty or obligation to review, or to make recommendations for, the investment and reinvestment of any of the property held in this account, including uninvested cash. BB&T shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any security and investment except pursuant to the directive of Client and only for Account of client.

(e)	BB&T is to provide Client with a “Summary and Statement of Investments” on a monthly basis. Client hereby agrees that this “Transaction Summary” will be sufficient to comply with rules and regulations regarding record keeping and confirmation requirements for securities transactions, and that BB&T is not required to send Client notification for each individual transaction. Client understands, however, that it has the right to receive such notification if it so request at no additional cost.

(f)	BB&T will send to Client at least annually, within 60 days following the close of each calendar year, a written accounting of all receipts and disbursements of income and principal, including a schedule of all holdings in the account at the end of each accounting period showing acquisition and current valuations.

(g)	BB&T shall be under no duty whatsoever in regard to the merit or soundness of any investment, nor to render any investment advice or review whatsoever for Client’s account. Client will direct all investment actions.
Section 2. Receipt and Disbursement of Money
(a)	BB&T shall open and maintain a separate account or accounts in the name of the Client, subject only to draft or order by BB&T acting pursuant to the terms of this Agreement. BB&T shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Client. BB&T shall make payments of cash to, or for the account of, the Client from such cash only (i) for the purchase of securities for the portfolio of the Client upon the delivery of such securities to BB&T, registered in the name of the Client or in proper form for transfer, (ii) for the purchase or redemption of shares of the capital stock of the Client upon delivery thereof to BB&T, (iii) for the payment of interest, dividends, taxes, management or supervisory fees or operating expenses (including, without limitation thereto, fees for legal,-accounting end auditing services), (iv) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Client held by or to be delivered to BB&T; or (v) for other proper corporate purposes. Before making any such payment BB&T shall receive (and may rely upon) an officers’ certificate requesting such payment and stating that it is for a purpose permitted under the terms of items (i), (ii), (iii) or (iv) of this subsection (a), and also, in respect of item (v), upon receipt of an officers’ certificate and a certified copy of a resolution of the Board of Directors or of the Executive Committee of the Client signed by an officer of the Client and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment. setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made, Optional: With respect to payments under (i), (iii) (except dividends), or (v) of this paragraph, no payment shall be made unless the officers’ certificate is accompanied by, or BB&T has otherwise received, a copy of the broker’s confirmation or the payees’ invoice, as appropriate.

(b)	BB&T is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by BB&T for the account of the Client.
Section 3. Receipt of Securities
BB&T shall hold in a separate account, and physically segregated at all times from those of any other persons, firms or Clients. pursuant to the provisions hereof, all securities received by it for or for the account of the Client. All such securities are to be held or disposed of by BB&T for, and subject at all times to the instructions of, the Client pursuant to the terms of this Agreement. BB&T shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities and investments, except pursuant to the directive of the Client and only for the account of the Client as set forth in Sec. 4 of this Agreement.
Section 4. Transfer, Exchange, Redelivery, etc. of Securities
BB&T shall have sole power to release or deliver any securities of the Client held by it pursuant to this Agreement. BB&T agrees to transfer, exchange, or deliver any securities held by it hereunder only (i) for sales of such securities for the account of the Client upon receipt by BB&T of payment therefor, (ii) when such securities are called, redeemed or retired or otherwise become payable, (iii) for examination by any broker selling any such securities in accordance with “street delivery” custom, (iv) in exchange for or upon conversion into other securities alone or other securities and cash whether pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment, or otherwise, (v) upon conversion of such securities pursuant to their terms into other securities, (vi) upon exercise of subscription, purchase or other similar rights represented by such securities, (vii) for the purpose of exchanging interim receipts or temporary securities for definitive securities, (viii) for the purpose of redeeming in-kind shares of capital stock of the Client upon delivery thereof to BB&T, or (ix) for other proper corporate purposes. As to any deliveries made by BB&T pursuant to items (ii), (iv), (v), (vi) and (vii), securities or cash receivable in exchange therefor shall be deliverable to BB&T. Before making any such transfer, exchange or delivery, BB&T shall receive (a) a writing signed or initialed by Client or by Client’s authorized representative or, (b) a copy of a confirmation from a broker, (c) notice of an affirmed confirmation given electronically via The Depository Trust Company (“DTC”) institutional delivery system, or (d) instructions given orally or electronically by any individual BB&T reasonably believes to be Client or Client’s authorized representative.
Section 5. BB&T’s Acts Without Instructions
Unless and until BB&T receives an officers’ certificate to the contrary, BB&T shall:
(i) Present for payment all coupons and other income items held by it for the account of the Client which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Client; (ii) Collect interest and cash dividends received, with notice to the Client, to the account of the Client; (iii) Hold for the account of the Client hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder.
Section 6. Voting and Other Action
Neither BB&T nor any nominee of BB&T shall vote any of the securities held hereunder by or for the account of the Client, except in accordance with the instructions contained in an officers’ certificate. BB&T shall promptly deliver, or cause to be executed and delivered, to the Client all notices, proxies and proxy soliciting materials with relation to such securities such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Client), but without indicating the manner in which such proxies are to be voted.
BB&T shall transmit promptly to the Client all written information (including, without limitation, pendency of calls and maturities of securities end expirations of rights in connection therewith) received by BB&T from issuers of the securities being held for the Client. With respect to tender or exchange offers, BB&T shall transmit promptly to the Client all written information received by the BB&T from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer.
Section 7. Termination or Assignment
This Agreement may be terminated by the Client, or by BB&T, on sixty days’ notice, given in writing and sent by registered mail to BB&T or to the Client, as the case may be. Upon any termination of this Agreement, BB&T shall not deliver cash, securities or other property of the Client to the Client, but may deliver them to a bank or trust company in or near the City of Washington, D.C. of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report of not less than five hundred thousand dollars ($500,000) as a custodian for the Client to be held under terms similar to those of this Agreement; provided, however, that BB&T shall not be required to make any such delivery or payment until full payment shall have been made by the Client of all liabilities constituting a charge on or against the properties then held by BB&T or on or against BB&T, and until full payment shall have been made to BB&T of all its fees, compensation, costs and expenses.
This Agreement may not be assigned by BB&T without the consent of the Client, authorized or approved by a resolution of its Board of Directors.
Section 8. Compensation
For services hereunder, please review Fee Agreement/Fee Schedule provided under separate attachment.

Section 9. Liability
BB&T shall be liable only for losses caused by gross negligent management or actual wrongdoing; and in the exercise of its discretionary powers BB&T shall not be limited by rules applying to trusts and similar fiduciary relationships. BB&T has no responsibility for the acts of agents (other than regular employees) provided it uses reasonable care in selecting them. It is understood and agreed that BB&T shall be under no duty to take any action other than herein specified with respect to any securities or other property at any time deposited hereunder unless specifically agreed to by BB&T in writing or to appear in or to defend any suit with respect thereto unless requested by the undersigned in writing and identified to its satisfaction.

	Allied Capital Corporation	Branch Banking and Trust Company

By:		By:
	Miriam G. Krieger Senior Vice President & Corporate Secretary		BB&T Representative Vice President & Trust Officer

52-1081052

Client Tax ID #
Branch Banking and Trust Company hereby accepts the foregoing designation and agrees to act as custodian in accordance with the terms and conditions set forth this                      day of                                         , 2008.